UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 1, 2004

(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut		06810
(Address of principal executive of offices)		(Zip code)

(203) 797-2699

(Registrant’s telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 1, 2004, Electro Energy Inc. (the “Company”) (formerly MCG Diversified, Inc.) completed a subsequent closing (the “Closing”) of a private placement of its series A convertible preferred stock and warrants to purchase shares of its common stock to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated April 8, 2004, as supplemented, and received gross proceeds of $1,633,500.  Together with the initial closing previously announced on June 9, 2004 (the “Initial Closing”), the Company has received aggregate gross proceeds of $4,634,632.19 in the private placement, inclusive of $61,000 of transaction fees and expenses which were converted into units in the private placement.  The proceeds of the private placement will be utilized by the Company to continue its business of developing, manufacturing and commercializing high-powered, rechargeable bipolar nickel-metal hydride batteries for use in a wide range of applications.

Pursuant to the Closing, the Company sold 1,634 units, each unit consisting of one share of the Company’s series A convertible preferred stock, par value $.001 per share, and a detachable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit.  Each share of series A preferred stock is initially convertible into 400 shares of common stock at any time.  The warrants entitle the holder to purchase 200 shares of common stock at an exercise price of $2.50 per share through June 7, 2007.

After the Closing the Company had outstanding 12,197,561 shares of common stock, 4,635 shares of series A convertible preferred stock (which are convertible into 1,854,000 shares of common stock at any time), warrants to purchase 1,915,944 shares of common stock, and stock options to purchase 2,232,121 shares of common stock.

The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933.  The shares of series A convertible preferred stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Pursuant to the terms of the private placement, holders of the Company’s series A convertible preferred stock received certain anti-dilution protection.  In this connection, in the event that the Company issues any shares of common stock in a private placement for cash consideration at a price less than $2.50 per share, holders of the Company’s series A convertible preferred stock will receive “full-ratchet” anti-dilution protection with respect to those shares.  Shares of common stock issued in connection with acquisitions, mergers or strategic alliances at a deemed value of $1.50 per share or greater will not trigger an anti-dilution adjustment.  Further, private placements that result in aggregate gross proceeds to the Company of $250,000 or less at prices less than $2.50 per share, but not below $1.50 per share, will not trigger an anti-dilution adjustment, provided such placements are limited to one in any 12-month period.

The Company has also agreed to file a “resale” registration statement with the SEC covering the shares of common stock underlying the preferred stock and warrants issued in the private placement on or before the date which is 90 days after the date of the Initial Closing.  The Company agreed to maintain the effectiveness of the “resale” registration statement from the effective date through and until 12 months after the date of the Initial Closing, at which time exempt sales pursuant to Rule 144 may be permitted for purchasers of the units.  In the event the “resale” registration statement is not filed with the SEC on or prior to the date which is 180 days after the date of the Initial Closing, the total number of shares of common stock underlying the preferred stock subscribed for in the private placement and covered by the registration statement for each investor in the private placement who is named as a selling shareholder will be increased by 2% per month for each month (or portion thereof) that the registration statement is not so filed.  The Company agreed to use its best efforts to respond to any SEC comments to the “resale” registration statement on or prior to the date which is 20 business days from the date such comments are received, but in any event not later than 30 business days from the date such comments are received.  In the event that the Company fails to respond to such comments within 30 business days, the total number of shares of common stock underlying the private placement preferred stock covered by the registration statement for each investor in the private placement shall be increased by 2% per month for each month (or portion thereof) that a response to the comments to such “resale” registration statement has not been submitted to the SEC, except that the aggregate increases in shares of common stock will in no event exceed 12%.  The Company has agreed to use its best efforts to have the “resale” registration statement declared effective by the SEC as soon as possible after the initial filing date.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)           Exhibits.

Exhibit No.		Description

3.1	*	Articles of Amendment Designating Series A Convertible Preferred Stock of MCG Diversified, Inc.
4.1	*	Form of Three-Year Warrant to Purchase Common Stock.
10.8	*	Form of Private Placement Subscription Agreement.
10.9	*	Registration Rights Agreement.
99.1		Press Release issued by Electro Energy Inc. on July 6, 2004.

*               Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRO ENERGY INC.

By:	/s/ Martin G. Klein
Name: Martin G. Klein
Title: Chief Executive Officer

Dated: July 6, 2004

EXHIBIT INDEX

Exhibit No.		Description

3.1	*	Articles of Amendment Designating Series A Convertible Preferred Stock of MCG Diversified, Inc.
4.1	*	Form of Three-Year Warrant to Purchase Common Stock.
10.8	*	Form of Private Placement Subscription Agreement.
10.9	*	Registration Rights Agreement.
99.1		Press Release issued by Electro Energy Inc. on July 6, 2004.

*               Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2004.